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                                                                     EXHIBIT 5.1


                               SCHNADER HARRISON
                               SEGAL & LEWIS LLP

                                ATTORNEY AT LAW

    SUITE 3600 * 1600 MARKET STREET * PHILADELPHIA, PENNSYLVANIA 19103-7286

                        215-751-2000 * FAX: 215-751-2205
                              http://www.shsl.com


                                January 4, 2001


PubliCARD, Inc.
620 Fifth Avenue
Seventh Floor
New York, NY 10020



              Re: PubliCARD, Inc. Form S-3, filed January 4, 2001



Dear Ladies and Gentlemen:

     We have acted as Pennsylvania counsel to PubliCARD, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") registering 2,615,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), which shares may be offered or sold from time to time by twenty-nine selling shareholders.

     In rendering the opinion set forth below, we have reviewed the Company's Amended and Restated Articles of Incorporation, as amended, the Company's Bylaws, resolutions adopted by its Board of Directors, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     Based upon the foregoing, we are of the opinion that the Shares will be, when sold in the manner and for the consideration described in the Registration Statement, validly issued, fully paid and nonassessable.

     Our opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, rules or regulations.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                     Very truly yours,



                                       /s/ SCHNADER HARRISON SEGAL & LEWIS LLP





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